MANAGEMENT AGREEMENT


     THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into this 28th day of August, 1995, by and between the PONCA TRIBE OF NEBRASKA, a federally recognized Indian tribe("TRIBE"), and PONCA MANAGEMENT, INC., a Delaware corporation ("MANAGER"), which is a wholly owned subsidiary of FLORIDA GAMING CORPORATION, a Delaware corporation.

                             RECITALS

     A. TRIBE is a federally recognized Indian tribe pursuant to the Ponca Restoration Act, 104 Stat. 1167 (October 31, 1990).

     B. TRIBE desires to engage in Class II and Class III gaming as authorized by the Indian Gaming Regulatory Act of 1988, 25 U.S.C. Sections 2701-2721 (hereafter "IGRA") and the regulations promulgated thereunder, to acquire beneficial ownership of land in Douglas County, Nebraska, and to construct, own and operate a Class II and Class III gaming facility thereon.

     C. TRIBE requires the financial assistance to acquire real estate as a site for, and to develop, construct, manage, operate and maintain Class II and Class III gaming facilities on lands subject to the jurisdiction of TRIBE so as to increase TRIBE'S revenues and to fund Tribal government operations and programs, including, but not limited to programs that provide for the general welfare and self sufficiency of the Tribe and its citizens, promote Tribal economic development, and provide employment and training opportunities for Tribal citizens, Indians generally, and persons who reside in the surrounding communities.

     D. TRIBE desires to engage MANAGER to finance, construct, improve, manage, operate and maintain Class II and Class III gaming facilities as described below on an exclusive basis, in conformance with the terms and conditions of this Agreement.

     E. TRIBE, in the exercise of its governmental powers, has enacted an ordinance and otherwise authorized the conduct of gaming pursuant to IGRA and the compact as defined below, under the auspices of TRIBE, which Ordinance has been approved by the Chairman of the Commission.

     F. MANAGER desires to perform the above-described functions as exclusive manager (without a proprietary interest) of TRIBE for such purposes.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

                     SECTION 1.  DEFINITIONS

     In addition to any other terms and phrases defined herein, the following terms used in this Agreement shall have the definitions set forth below:

     1.1 CAPITAL ITEM. "Capital Item" means any property, plant, or equipment necessary and proper for the operation of the Tribal
Gaming Operation with a cost of One Thousand Dollars ($1,000) or more and a useful life of more than one year.

     1.2  CHAIRMAN. "Chairman" means the Chairman of the National
Indian Gaming Commission.

     1.3 CLASS II GAMING. "Class II Gaming" means games of chance which meet the definition of "Class II gaming" contained in IGRA, specifically 25 U.S.C. Section 2703(7), including without limitation the games defined as Class II gaming in 25 C.F.R. Section 502.3.

     1.4 CLASS III GAMING. "Class III Gaming" means games of chance which meet the definition of "Class III gaming" contained in IGRA, specifically 25 U.S.C. Section 2703(8), including without limita-tion the games defined as Class III gaming in 25 C.F.R. Section 502.4.

     1.5 CLOSING DATE. "Closing Date" means the date of any closing for the disbursement of the proceeds of the Development
Loan, as provided in the Development Loan Agreements.

     1.6 COMMISSION. "Commission" as used herein refers to the National Indian Gaming Commission established by IGRA.

     1.7  COMPACT.  The "Compact" shall mean the Tribal-State
Compact to be negotiated by and between TRIBE and the State of Nebraska pursuant to 25 U.S.C. Section 2710(d) relating to the conduct of Class III Gaming activities.

     1.8 CONCESSIONS. "Concessions" means any lodging, entertainment, restaurant, retail space, snack bar, stand, facility, station, area or any and all other non-gaming activities operated as part of the Tribal Gaming Operation having the exclusive authority to sell soft drinks, candies, alcoholic beverages, foods and related items or to provide non-gaming services on the Site. Concessions shall not include the sale of souvenirs, tobacco products and motor fuels, which TRIBE shall have exclusive authority to sell on the Site.

     1.9  DEVELOPMENT EXPENSES.  "Development Expenses" means the
Land, Construction and Equipment Expenses and Start-up Expenses set forth in the Development Budget to be approved by TRIBE and MANAGER as provided in Section 6.1(B) of this Agreement.

     1.10 DEVELOPMENT LOAN. "Development Loan" means debt incurred by TRIBE to finance Development Expenses and Initial Working
Capital of the Tribal Gaming Operation.

     1.11 DEVELOPMENT LOAN AGREEMENTS.  "Development Loan
Agreements" shall mean the loan agreement, security agreement, promissory note, and other agreements and instruments evidencing and relating to the Development Loan.

     1.12 DISTRIBUTABLE NET REVENUES. "Distributable Net Revenues" means the total monies remaining from monthly Net Revenues after deducting the Operating Reserve and the Minimum Balance.

     1.13 EFFECTIVE DATE. "Effective Date" means the date of the approval of this Agreement by the Chairman of the Commission.

     1.14 ELECTED OFFICIAL. "Elected Official of TRIBE" for purposes of this Agreement, shall mean all officials of TRIBE elected by the tribal membership, or appointed or selected by the Tribal Council.

     1.15 FACILITY. "Facility" shall mean the "permanent" facility as described in Sections 4.1 and 6.2 herein in which Class II and Class III Gaming will be conducted pursuant to this Agreement.

     1.16 GAMING. "Gaming" means all forms of Class II Gaming that are legal in the State of Nebraska and all forms of Class III Gaming which TRIBE has or will have authority to conduct pursuant to the Compact, any amendments or modifications thereof or any other compacts or agreements which may be negotiated between TRIBE and the State of Nebraska under IGRA.

     1.17 GENERAL MANAGER. The "General Manager" shall be that person hired as an employee of Tribal Gaming Operation pursuant to
Section 7.1(A) herein to be responsible for the day-to-day operations of the Tribal Gaming Operation.

     1.18 GROSS RECEIPTS. "Gross Receipts" means all income, including money and any other things of value, received by or paid to the Tribal Gaming Operation from business done, sales made, or services rendered by the Tribal Gaming Operation as determined in accordance with generally accepted accounting principles, including but not limited to, revenue from all gaming operations and Concessions, including sale of tickets or rights in any manner connected with the participation in any gaming activity or the right to participate therein, any admission fees, rental fees, or other charges for participation in any gaming activities, revenues from the sale of food, beverages, and other goods (other than souvenirs, tobacco products and motor fuels), interest earned on deposits, payment of any sums to the Tribal Gaming Operation from any concessionaire or subcontractor, and receipts from any and all other commercial activities conducted within the Facility.

     1.19 INITIAL WORKING CAPITAL. "Initial Working Capital" means the portion of the Development Loan used to fund the Tribal Gaming Operations' initial working capital needs as set forth in the Development Budget to be approved by TRIBE and MANAGER as provided
in Section 6.1(B) of this Agreement.   The Initial Working Capital
shall at all times remain the property of the Tribal Gaming Operation and shall be deposited into the Daily Expense Account established pursuant to Section 8.3 of this Agreement.

     1.20 KEY EMPLOYEE.  "Key Employee" means:

          (A) A person employed by the Tribal Gaming Operation who performs one or more of the following functions:

               (1)  Bingo callers, floor supervisors, etc.;

               (2)  Counting room supervisor;

               (3)  Chief of security;

               (4)  Custodian of gaming supplies or cash;

               (5)  Floor manager;

               (6)  Pit boss; and

               (7)  Custodian of gambling devices including
                    persons with access to cash and accounting records within such devices;

          (B) If not otherwise included, any other person employed by the Tribal Gaming Operation whose total cash compensation is in excess of Fifty Thousand
               Dollars ($50,000) per year; or

          (C) If not otherwise included, the four most highly compensated persons employed by the Tribal Gaming
               Operation.

     1.21 LAND, CONSTRUCTION AND EQUIPMENT EXPENSES.   "Land,
Construction and Equipment Expenses" means all costs incurred by the Tribal Gaming Operation to acquire land for the Site of the Tribal Gaming Operation, and to construct, supply, and equip the Facility and ancillary facilities, including parking lots, utility services, gaming and office equipment, signage, surveillance equipment, gift shop and restaurant equipment, landscaping, and other costs set forth as "Land, Construction and Development Expenses" in the Development Budget to be approved by TRIBE and MANAGER as provided in Section 6.1(B) of this Agreement.

     1.22 MANAGEMENT FEE. "Management Fee" means the compensation paid by TRIBE to Manager pursuant to Section 8.9(A) of this Agreement.

     1.23 MINI-GAMES. "Mini-Games" means Class II Gaming commonly known as bingo, including pulltabs and floor games, played at a rapid pace at intermission and immediately preceding or following the Session.

     1.24 MINIMUM BALANCE. "Minimum Balance" means such amount recommended by MANAGER for working capital for the Tribal Gaming
Operation after distributions of Distributable Net Revenues pursuant to Section 8.9.

     1.25 MINIMUM GUARANTEED PAYMENT.   "Minimum Guaranteed
Payment" means a minimum distribution to TRIBE of $10,000 per month for Class II Gaming and an additional $25,000 per month for Class III Gaming that shall be guaranteed by MANAGER as provided in
Section 8.9(C) of this Agreement.

     1.26 NET REVENUES. "Net Revenues" means the total monies remaining from monthly Gross Receipts following the payment and/or accrual of related Operating Expenses, all as determined in accordance with generally accepted accounting principles.

     1.27 OPERATING EXPENSES. "Operating Expenses" means all expenses reasonably necessary or expedient for the operation of the Tribal Gaming Operation determined in accordance with generally accepted accounting principles, including, without limitation, the following: salaries, wages, payroll taxes, and benefits to employees; materials, supplies, cost of goods sold, cost of noncapital equipment, equipment lease payments, and interest on the Development Loan and on any subsequent business loans, installment contracts, or other indebtedness; depreciation and amortization expenses on assets of the Tribal Gaming Operation, including those purchased with the Development Loan; utilities, including all costs of providing sewage treatment for the Facility; repairs and maintenance; insurance, legal, and accounting fees and expenses (including reasonable expenses for legal and accounting services performed in-house by the staff of the MANAGER), and other professional services fees and expenses; Tribal Gaming Commission assessments to cover expenses directly related to the oversight of the Tribal Gaming Operation not to exceed the maximum annual rate of such assessment set forth in the Ordinance; trash removal; advertising, marketing and promotional expenses; security and surveillance, reasonable inspection and licensing fees charged by regulatory authorities under the Compact and under federal or tribal law; any payments to state and local government as may be required by the Compact or any Class II Gaming fee payable to the Commission pursuant to 25 U.S.C. Section 2717 and 25 C.F.R. Section 514.1; and such other costs and expenses as are designated as such in the approved budget, as described herein, or as are otherwise approved by the Tribal Gaming Commission and the MANAGER. Operating Expenses shall not include the Management Fee.

     1.28 OPERATING RESERVE. "Operating Reserve" means an amount equal to the greater of (a) an amount agreed upon by TRIBE and Manager, or (b) 2% of Net Revenues to be retained in the Tribal Gaming Operation for the purpose of making improvements and repairs and purchasing necessary Capital Items that are not considered Operating Expenses under generally accepted accounting principles. The Operating Reserve shall be reported on all financial statements as a reserve from retained earnings or under another caption in accordance with generally accepted accounting principles. Changes to the Operating Reserve require approval of the TRIBE and the MANAGER. Thirty percent (30%) of the amount of the Operating Reserve will be distributed to MANAGER at the expiration of the term of this Agreement.

     1.29 OPERATION. "Operation" means any business of TRIBE that operates Class II or Class III Gaming and the non-gaming operations directly related to such gaming business, including all hotel, resort, sports, Concessions and gaming support operations.
"Operation" shall not include the sale of souvenirs, tobacco products, or motor fuels by TRIBE.

     1.30 ORDINANCE. "Ordinance" means the laws passed by TRIBE to regulate Class II and Class III Gaming, which are attached hereto as Exhibit B.

     1.31 PERSONS HAVING A DIRECT OR INDIRECT FINANCIAL INTEREST IN THIS AGREEMENT. "Persons having a direct or indirect financial interest in this Agreement" means the directors of MANAGER and shareholders holding, directly or indirectly, applying the attribution rules of Section 318 of the Internal Revenue Code, ten percent (10%) of or more, directly or indirectly, of the issued and outstanding stock of MANAGER ("Parties-in-Interest"), and their respective interests therein, as well as that information required by 25 U.S.C. Section 2711(a)(1)(A), (B), and (C), are set forth in Exhibit A attached hereto.

     1.32 PRIMARY MANAGEMENT OFFICIAL.  "Primary Management
Official" means:

          (A) The Person having management responsibility for this Agreement, including the General Manager;

          (B)  Any person who has authority:

               (1)  To hire and fire employees; or

               (2)  To set up working policy for the gaming
                    operations; or

          (C) The chief financial officer or other person who has financial management responsibility.

     1.33 PROJECT. "Project" means the process of planning, developing, constructing and equipping any Facility or Operation.

     1.34 RELATIVE. "Relative" means an individual who is related as a father, mother, son, daughter, brother, sister, husband or wife.

     1.35 SECRETARY. "Secretary" means the Secretary of the Interior or his designee.

     1.36 SESSION. "Session" means a series of bingo games conducted during which time the purchaser of a set of bingo cards is an eligible participant, including any series of single card bingo games conducted at intermission and immediately preceding or following the Session.

     1.37 SITE. "Site" shall mean that tract of land upon which the Facility will be located and which location shall be mutually agreed to by MANAGER and TRIBE.

     1.38 START-UP EXPENSES. "Start-up Expenses" means all expenses necessary to prepare for the commencement of business operations set forth as "Start-up Expenses" in the Development
Budget to be approved by TRIBE and MANAGER as provided in Section 6.1(B) of this Agreement to be financed by the Development Loan. Start-up Expenses shall be properly substantiated by books and records and such other documentation satisfactory to the parties and shall be limited to amounts approved by the TRIBE and the MANAGER. Start-up Expenses shall include all reasonable costs incurred for pre-opening planning of the Facility, including feasibility studies, architectural design of the Facility, engineering costs, contract building inspection services, salaries and fringe benefits of tribal employees to the extent their services were directly relating to casino planning and development, legal costs, licensing and certification fees for the Tribal Gaming Operation, including licensing and certification of Tribal Gaming Operation staff, staff training, and pre-opening Tribal Gaming Operation staff salaries, wages and benefits, development and production of operating manuals, pre-opening advertising and promotion, facilities rentals related to staff training, out-of-pocket costs for travel and incidental office expenses, and other reasonable and necessary pre-opening start-up expenses agreed to by the parties. Start-up Expenses shall also include the necessary pre-opening costs incurred by MANAGER after the date the parties enter into this Agreement, including salaries, benefits and travel expenses of MANAGER's agents and employees, and the cost of obtaining necessary certification and licensing of MANAGER as required under the IGRA and the Compact.

     1.39 SUBCONTRACT. "Subcontract" means any contractual arrangement between MANAGER and a third party wherein the third party is to provide non-gaming services related to the operation of the Tribal Gaming Operation.

     1.40 TRIBAL COUNCIL.  "Tribal Council" means the Tribal
Council of TRIBE, which is the governing body of TRIBE as recognized by the United States.

     1.41 TRIBAL GAMING COMMISSION. "Tribal Gaming Commission" means the commission established by the Tribal Council pursuant to the Ordinance to regulate Class II and Class III Gaming within the jurisdiction of TRIBE.

     1.42 TRIBAL GAMING OPERATION. "Tribal Gaming Operation" means the Class II and Class III Gaming Enterprise, including without limitation Concessions and any and all gaming and non-gaming related activities, which will be owned by TRIBE and operated by MANAGER pursuant to the terms and conditions of this Agreement.

                       SECTION 2.  PARTIES

     2.1 TRIBE. TRIBE is the PONCA TRIBE OF NEBRASKA, a federally recognized Indian tribe. TRIBE, in the exercise of its governmental powers, authorizes and regulates Class II and Class III Gaming in accordance with the Ordinance, Compact and IGRA.

     2.2 MANAGER. MANAGER is Ponca Management, Inc., a Delaware corporation and wholly owned subsidiary of Florida Gaming
Corporation, a Delaware corporation.

     2.3 SOLE PROPRIETARY INTEREST BY TRIBE. TRIBE shall have sole proprietary interest and responsibility for conduct of any gaming activity. Regardless of the fact that the terms for disbursement of profits are on a percentage basis, TRIBE and MANAGER are not in partnership.

     2.4 COMMUNICATIONS BETWEEN PARTIES. The parties hereto agree that full and frequent communications between MANAGER and TRIBE are essential to the proper operation of the Tribal Gaming Operation. Therefore, MANAGER and a designated representative of the Tribal Gaming Commission shall meet as often as is necessary, but not less frequently than weekly during the term of this Agreement, to discuss matters of mutual concern and interest. MANAGER shall communicate with TRIBE exclusively through the designated representatives of the Tribal Gaming Commission in order to facilitate operations hereunder and avoid the appearance of any interference in TRIBE's government or affairs, with the following exceptions:

          (A)  when the Tribal Council and/or the Tribal Gaming
               Commission requests in writing such communications in order to perform its functions as set forth by the Ordinance or Compact;

          (B)  when communications by attorneys for the Tribal
               Gaming Operation, TRIBE and MANAGER are necessary;

          (C) when TRIBE authorizes communications with another agent of TRIBE; or

          (D) when the Tribal Council and/or the Tribal Gaming Commission requests in writing that a principal or an agent of MANAGER report directly to the Tribal Council or appear before that body for a specified purpose.

     2.5 TRIBAL APPROVAL. Any approval, consent or authorization of TRIBE required by any term or condition of this Agreement herein shall be accomplished by either of the following two methods:

          (A) delivery to MANAGER of a resolution or other action duly enacted by the Tribal Council setting forth the terms of such approval or authorization; or

          (B) delivery to MANAGER of a written approval signed by a person to whom the Tribal Council has delegated such approval authority, along with the resolution or other action of the Tribal Council authorizing such delegation.

     2.6 EXCLUSIVE RIGHT OF MANAGER. During the term of this Agreement and any and all extensions thereof, neither TRIBE nor any agent or member of TRIBE shall operate any gaming-related Project, Operation, Facility or Enterprise or shall negotiate with respect to or enter into any other management agreements or agreements of any kind related to any gaming-related Project, Operation, Facility or Enterprise with any person or entity other than the MANAGER within the following Nebraska counties: Valley, Greeley, Nance, Platte, Colfax, Dodge, Washington, Douglas, Saunders, Butler, Polk, Merrick, Howard, Sherman, Buffalo, Hall, Hamilton, York, Seward, Sarpy, Cass, Otoe, Lancaster, Saline, Fillmore, Clay, Adams, Kearney, Franklin, Webster, Nuckolls, Thayer, Jefferson, Gage, Johnson, Nemaha, Richardson and Pawnee. MANAGER agrees that TRIBE shall have the right to operate Gaming Operations in any other county of Nebraska, provided that TRIBE shall not enter into any contract for, seek approval of, develop, construct, or operate any such Gaming Operation until the Tribal Gaming Operation has commenced operations on the Site.

     2.7 COVENANT OF MANAGER. During the term of this Agreement and any and all extensions thereof, neither MANAGER nor any affiliate of MANAGER shall enter into any contract for, nor take any other action to plan, seek approval of, develop, construct, or operate a tribal gaming operation within the State of Nebraska other than with TRIBE.

      SECTION 3.  PURPOSE: COVENANTS AND AGREEMENTS OF TRIBE

     3.1 OPERATION OF CLASS II AND CLASS III TRIBAL GAMING OPERATION; SITE. The purpose of this Agreement is to provide for the management and operation of a Class II and Class III tribal gaming operation, with such name as may be agreed to in writing by MANAGER and TRIBE, to be located on the Site. The Tribal Gaming Operation shall operate on the Site during the term of this Agreement. Upon the selection by TRIBE and MANAGER of the land constituting the Site as provided in Section 6.1(A), TRIBE shall immediately commence and use its best efforts to pursue, with the cooperation of MANAGER, the affirmation or recognition of such land as trust land by the United States for the benefit of TRIBE pursuant to 25 C.F.R. Part 151, for the purpose of Class II and/or Class III Gaming.

     3.2 OPERATIONS TO COMPLY WITH FEDERAL LAW, THE ORDINANCE AND THE COMPACT. TRIBE shall, in the operation of the Tribal Gaming Operation, promote the public order, peace, safety and welfare of all persons coming within the jurisdiction of TRIBE to provide a safe and wholesome means of recreational activity in a community setting and to provide a source of revenue for the operations, programs and departments of the government of TRIBE. This Agreement shall be subject to the requirements of IGRA, the Ordinance and the Compact.

     3.3 COMPACT. TRIBE shall use its available technical expertise to cause the execution of the Compact for Class III
Gaming with the State of Nebraska by the Governor of the State of Nebraska and a majority of the Tribal Council of the Tribe and shall use its available technical expertise to cause the Compact to be approved by the Secretary pursuant to 25 U.S.C. Section 2710(d)(8).

     3.4 LICENSING. MANAGER shall have the reasonable opportunity to review any and all licensing statutes and regulations, and any and all amendments thereto, and to provide comments to TRIBE prior to the passage thereof. TRIBE and MANAGER agree that the adoption of licensing statutes and regulations shall be at the discretion of TRIBE, provided all such statutes and regulations shall be reasonable and consistent with NIGC gaming standards.

     3.5 NO LICENSING FEE, TAXES AND IMPOSITIONS ON MANAGER. Notwithstanding any other provision contained herein, TRIBE hereby expressly covenants, agrees, represents and warrants that at any time prior to the valid termination of this Agreement, including without limitation the time of negotiation, construction, or operation of this Project, neither TRIBE, nor the Tribal Gaming Commission, nor any other tribal agency shall levy, impose or charge any taxes, duties, licensing or registration fees, transfer or assignment fees, or any other fees or impositions of any sort to or upon MANAGER, the Tribal Gaming Operation, or any Facility, Site, Project or Operation directly or indirectly related to the Tribal Gaming Operation (collectively, the "Enterprise"), or any officers, directors, shareholders, partners, affiliates, employees, or independent contractors, agents or vendors of MANAGER or the Tribal Gaming Operation, except for (i) Tribal Gaming Commission assessments (which shall be Operating Expenses), and (ii) reasonable licensing or registration fees on employees and vendors of the Tribal Gaming Operation, consistent with NIGC gaming standards. The assessments and fees provided in (i) and (ii) above will be for the sole purpose of covering expenses of the Tribal Gaming Commission in connection with the oversight of the Tribal Gaming Operation and will be in amounts not to exceed actual costs incured therein. TRIBE, the Tribal Gaming Commission or any other tribal agency shall not, at any time, pass any law, rule, or regulation that shall adversely affect the Enterprise, directly or indirectly, including any activity or action directly or indirectly related to the Enterprise. The terms and conditions contained in this Section shall survive any termination of this Agreement.

          SECTION 4.  SCOPE OF TRIBAL GAMING OPERATION.

     4.1 FACILITY. TRIBE and MANAGER hereby covenant and agree that the Facility shall contain a minimum of 20,000 square feet of space for gaming operations, plus such additional space for sanitary facilities, office space, Concessions and "back-of-house" support areas as may be contained in plans approved by the TRIBE and the MANAGER, as well as provide sufficient parking on Site.

     4.2 ECONOMIC DEVELOPMENT AGREEMENT. In conjunction with any expansion of the Facility, MANAGER shall have the exclusive right of first refusal to negotiate an "Economic Development Agreement" with TRIBE that shall cover the various non-gaming aspects (including without limitation hotel, restaurant and resort facilities) of any Operation contemplated by TRIBE and MANAGER located on the Site.

     4.3 FUTURE COMPACTS; GAMING ACTIVITIES. If TRIBE and the State of Nebraska enter into any amendments of or modifications of any sort to the Compact, or any other compact or agreement permitting the operation of any additional gaming activities not included in the Compact as originally enacted (including without limitation slot machines and electronic gaming devices) on lands subject to the jurisdiction of TRIBE, then MANAGER shall have the right of first refusal to develop, operate and maintain such gaming activities in the Nebraska counties listed in Section 2.6 pursuant to the terms and conditions of this Agreement, and the Ordinance and Compact then in effect.

        SECTION 5.  MANAGER'S TERM AND SCOPE OF AUTHORITY

     5.1 TERM. TRIBE hereby retains and engages MANAGER for a term of five (5) years commencing on the date the Tribal Gaming Operation is open for business to the public in a permanent Facility, to manage, administer and operate all Class II and Class III Gaming of the Tribal Gaming Operation. TRIBE and MANAGER shall jointly certify in writing the date the Tribal Gaming Operation is open for business, and such writing shall by reference become a part of this Agreement.

     5.2 EXPIRATION OF TERM. Nine months before the expiration of the term of this Agreement, TRIBE shall provide MANAGER with written notice duly authorized by the Tribal Council as to whether TRIBE plans to assume full or partial management responsibility over the Tribal Gaming Operation utilizing a salaried manager, or whether TRIBE plans to contract for the management of the Tribal Gaming Operation, with MANAGER to receive a percentage of the Net Revenues or Distributable Net Revenues. If TRIBE plans to contract for full or partial management of the Tribal Gaming Operation on the basis of a percentage of the Net Revenues or Distributable Net Revenues, MANAGER shall have the right, but not the obligation, to submit its proposal to TRIBE.

     5.3 TRIBE'S OPTION TO NEGOTIATE ADDITIONAL TERM. At the beginning of the final year of the term of this Agreement, TRIBE shall have the option, at its sole discretion, of offering MANAGER the exclusive right to negotiate a management contract for an additional three-year term, and shall notify MANAGER whether it chooses to do so; provided, that if TRIBE so elects to negotiate exclusively with MANAGER, and the parties are unable to reach agreement on terms and conditions that are mutually acceptable at least six months before the expiration of this Agreement, TRIBE shall not be precluded from commencing negotiations with other potential management contractors.

     5.4 MANAGER'S RESPONSIBILITIES. All of the day-to-day operations of the Tribal Gaming Operation shall be under the exclusive control of MANAGER, subject to all requirements of IGRA, the Ordinance and the Compact. TRIBE hereby grants and delegates to MANAGER the necessary power and authority to act in order to fulfill its responsibilities pursuant to this Agreement, including the authority to construct, manage, administer, operate, maintain and improve the gaming facilities for the conduct of Class II and Class III Gaming on the Site, as well as such other activities as are reasonably related thereto. MANAGER hereby accepts such obligations. MANAGER is hereby assigned the specific responsibility to establish operating days and hours and shall have the right to operate the Tribal Gaming Operation on the Site twenty-four (24) hours per day on every day of the year. MANAGER shall use reasonable measures for the orderly management and operation of the Tribal Gaming Operation, including cleaning, and such repair and maintenance work as is necessary; provided that all maintenance expenses shall be in accordance with MANAGER'S annual operating budget. As a further description of MANAGER'S duties and obligations hereunder and not in limitation of the same, MANAGER shall have the duty and responsibility to:

          (A) Collect, receive, and receipt, for all gross sales, revenues, and/or rentals that become due and payable and collected in connection with and/or arising from the operation and management of the Tribal Gaming Operation, and shall deduct from such gross amounts expenses hereinafter provided; and

          (B) pay all sums that MANAGER deems necessary or proper for the maintenance and operation of the building and facilities, including water, insurance, heat, light, payrolls, repairs, and the like; pay all charges which become due and payable on Tribal Gaming Operation pursuant to the terms and condi-tions of this Agreement, or as may be determined by MANAGER; and pay such amounts as may be necessary or appropriate for Capital Items to the Tribal Gaming Operation pursuant to this Agreement.

          SECTION 6.     LAND, CONSTRUCTION, FINANCING
                         AND USE OF GAMING FACILITY

     6.1  SITE; DEVELOPMENT BUDGET, FINANCING.

          (A)  Site.     MANAGER and the TRIBE shall cooperate to
               identify, select and enter into appropriate agreements for the acquisition of land suitable as the Site of the Tribal Gaming Operation, which shall be placed in trust with the Secretary of Interior for the benefit of the TRIBE. The parties shall fully cooperate in obtaining all permits and approvals needed to construct the Facility on the Site and to operate the gaming activities thereon.

          (B)  Development Expenses.    MANAGER and the TRIBE
               shall prepare and approve a Development Budget identifying and quantifying in reasonable detail the Development Expenses. Payment of the Development Expenses will be financed from the proceeds of the Developmental Loan as provided in
               Section 6.1(C) of this Agreement. The approved Development Budget may be amended only with the written consent of the TRIBE and the MANAGER.

          (C)  Development Loan.   MANAGER agrees to provide
               financing for Development Expenses and Initial Working Capital for the Tribal Gaming Operation through the Development Loan to TRIBE in a principal amount not to exceed Fifty Million Dollars ($50,000,000) on substantially the terms and conditions set forth below; provided, however, that MANAGER's obligation to provide financing shall be conditioned on the negotiation and execution of the definitive Development Loan Agreements incorporating the terms and conditions set forth below and in Section 9.11 and containing certain representations and warranties and other provisions customary for a commercial financing transaction, and the approval of the Development Loan Agreements by the Chairman of the Commission.

               (1) Interest. The outstanding principal balance of the Development Loan shall bear interest at an annual rate equal to the "prime rate," as published in the Midwest edition of The Wall Street Journal on the first business day of each calendar quarter, plus two percent (2%), and shall be adjusted quarterly.

               (2) Development Loan Payments. The Tribal Gaming Operation shall, on behalf of the TRIBE, make the monthly payments on the Development Loan during the term of this Agreement as provided in Section 8.9(B). Interest on the Development Loan and depreciation of assets acquired with the proceeds of the Development Loan shall be Operating Expenses of the Tribal Gaming Operation.

               (3)  Security.  The Development Loan will be
                    secured by a first priority security interest in all assets, accounts, and revenues of the Tribal Gaming Operation and its gaming and other enterprises on Site except for land and other real property. TRIBE shall not pledge, encumber, or grant a security interest in any assets, accounts and revenues of the Tribal Gaming Operation in connection with any indebtedness other than the Development Loan without the prior written consent of MANAGER. TRIBE agrees to subordinate its interest in the Tribal Gaming Operation to the interest of any lender providing financing to MANAGER and TRIBE for the Development Loan, subject to payment of the Minimum Guaranteed Payment as provided in Section 8.9(c).

     6.2 CONSTRUCTION OF FACILITIES. TRIBE hereby grants MANAGER the authority to supervise the construction of all the development, improvements, and related activities with regard to the Tribal
Gaming Operation as set forth below:

          (A) Facility. Within thirty (30) days after the last to occur of (a) the Effective Date, (b) written approval of the Development Loan Agreements by the Chairman, (c) approval of the Compact (if required), and (d) the transfer of the Site into trust for the benefit of TRIBE, MANAGER shall undertake all preliminary steps necessary to construct the Facility, including selection of an architect and selection of a general contractor. The Facility shall contain a minimum of 20,000 square feet of space for gaming operations, plus such additional space for sanitary facilities, office space and Concessions and back-of-house support areas, as may be contained in the design approved by the Tribe and the MANAGER in accordance with Section 6.3, as well as provide sufficient parking on the Site.

          (B) Standards. The design, construction and maintenance of the Facility and Site shall meet or exceed the minimum standards set by the TRIBE'S building code or the Compact or which would be imposed on such facility by existing state or federal statutes or regulations that would be applicable if such facilities were located outside of the territorial boundaries of TRIBE, although those requirements would not otherwise apply within TRIBE'S territorial boundaries; provided further, that nothing in this Section shall grant any jurisdiction over the Site or its development and management to the State of Nebraska, or any political subdivision thereof.

          (C) National Environmental Policy Act. If applicable, MANAGER will supply the Commission with all information necessary for the Commission to comply with the regulations of the Commission issued pursuant to the National Environmental Policy Act.

     6.3 ARCHITECT. The architect shall be chosen by MANAGER and shall be approved by TRIBE, such approval not to be unreasonably withheld. At the direction of MANAGER, the architect shall have the responsibility to design the Facility, with such design to be subject to the approval of TRIBE, which approval shall not be unreasonably withheld. Further, at the direction of MANAGER, the architect shall supervise the completion of all the construction, development, improvements and related activities undertaken pursuant to the terms and conditions of the contract with the general contractor as described below.

     6.4 GENERAL CONTRACTOR. The general contractor shall be responsible for providing all materials, equipment and labor to construct and initially equip the Facility, as necessary, including site development, and shall supervise the construction of such facilities. The allowable costs and compensation of the general contractor shall be on terms and in an amount to be negotiated by MANAGER, said terms and amount to be approved by TRIBE. MANAGER'S contract with the general contractor shall provide as follows: (i) construction of the Facility shall commence within ninety (90) days following the last to occur of (a) the Effective Date, (b) written approval of the Development Loan Agreements by the Chairman, (c) approval of the Compact (if required), and (d) the transfer of the Site into trust for the benefit of TRIBE; (ii) the general contractor shall exert his best efforts to complete construction within one year of the commencement of construction; (iii) the general contractor shall warrant the construction to be free of defects and unworkmanlike labor for a period of one year subsequent to the date the architect certifies the facility is complete. MANAGER'S contract with the general contractor shall contain such other provisions for the protection of the parties to this Agreement as deemed appropriate by MANAGER.

     6.5 SUPERVISION OF CONSTRUCTION. TRIBE may employ an inspector to observe the construction of the Facility, and MANAGER shall allow the inspector full access to the construction site and shall allow the inspector to inspect all construction materials and financial records relating to construction costs. The salary and benefits of the inspector not to exceed $36,000 shall be a Development Expense.

     6.6 NO LIENS. MANAGER shall keep the Facility and the Site free and clear of all mechanics' and other liens resulting from the construction of the Facility, which shall at all times remain the property of TRIBE. If such lien is claimed or filed, it shall be the duty of MANAGER, within thirty (30) days after having been given written notice of such a claim having been filed, to cause the property to be discharged from such claim, either by payment to the claimant, or by the posting of a bond, and the payment into court of the amount necessary to relieve and discharge the premises from such claim, or in any other manner which will result in the discharge of such claim.

     6.7 FIRE AND SAFETY. TRIBE shall provide fire protection services. The pro rata costs attributable to the Tribal Gaming Operation of any charges by local governments for the provision of fire protection services that are assessed to TRIBE under any Compact shall be an Operating Expense. The Facility shall be constructed and maintained in compliance with all fire and safety statutes, ordinances, and regulations which would be applicable if the Facility were located outside the exterior boundaries of the territory of TRIBE, although those requirements would not otherwise apply on that territory; provided, that nothing in this Section shall grant any jurisdiction to the State of Nebraska or any political subdivision thereof over the Tribal Gaming Operation site. Further, the construction and maintenance shall be in compliance with and subject to the standards that may be set forth in the Compact, if enacted.

     6.8 OWNERSHIP OF PROPERTY. Title to the Site and the Facility, as well as furniture, fixtures and equipment acquired pursuant to Section 6.1 herein or purchased as an Operating Expense of the Tribal Gaming Operation shall vest solely in TRIBE. Prior to opening of the Facility, a complete physical inventory of all separate property of TRIBE and MANAGER shall be taken by both parties and initial acceptance and approval shall be given by both parties. All property acquired after the opening of the Facility shall be recorded on the respective inventory records of each party when acquired. An annual inventory shall be conducted for all property located on the premises of the Facility. Any furniture, fixtures, gaming machines, or equipment purchased or provided by MANAGER that are not purchased as part of the initial capital expenses described in Section 6.1 herein, that are not included in the Development Expenses, Capital Items or Operating Expenses, and that are not permanently affixed to the Facility shall be the property of MANAGER and shall be removable by MANAGER upon expiration or termination of this Agreement, provided that at no time during the term of this Agreement shall MANAGER charge TRIBE for use of any property owned solely by MANAGER.

     6.9 USE OF FACILITY. MANAGER shall not conduct or allow to be conducted at the Facility any illegal activities or any activities not allowed by TRIBE under the Ordinance or the Compact, including the use or possession of illegal drugs or other substances or firearms. MANAGER shall maintain an orderly, clean, and healthy atmosphere. MANAGER shall not conduct illegal activities at any of its business locations that would in any manner adversely affect TRIBE.

     6.10 NON-INTERFERENCE WITH MANAGER'S USE. During the term of this Agreement, TRIBE covenants and agrees that any amendments to the Ordinance shall be a legitimate effort to ensure that Gaming is conducted in a manner that adequately protects the environment, the public health and safety, and the integrity of the Tribal Gaming Operation. TRIBE covenants and agrees that it shall not adopt any amendments to the Ordinance, or revoke or modify the ordinance in any manner, which will adversely affect MANAGER's rights under this Agreement or any amendments hereof. TRIBE further covenants and agrees not to enact any laws or regulations of any sort that would make MANAGER's operations authorized in this Agreement herein illegal, and agrees not to enact any laws or regulations of any sort or take any other action that would unduly interfere with, obstruct, prevent, delay or otherwise impede MANAGER from conducting its legitimate operation and normal management duties under this Agreement. During the term of this Agreement, TRIBE agrees that MANAGER shall have lawful access to the Site at all times.

                  SECTION 7.  GENERAL OPERATIONS

     7.1 PERSONNEL AND TRAINING. MANAGER is hereby assigned the specific responsibility to establish and administer employment practices. Further, TRIBE and MANAGER hereto covenant and agree that MANAGER shall have the responsibility on behalf of TRIBE, to employ, direct, control, and discharge all personnel performing regular services in or on the Site in connection with the construction, administration, maintenance, operation and management of the Tribal Gaming Operation, and any activity connected with the Tribal Gaming Operation, as follows:

          (A) General Manager. MANAGER, after consultation with the Tribal Gaming Commission and the Tribal
               Council, shall select a General Manager who shall be an employee of the Tribal Gaming Operation, and his salary shall be an Operating Expense.

          (B) General Hiring Authority. All employees shall be employees of the Tribal Gaming Operation and shall be listed under the Tribal Gaming Operation's federal employee identification number. It is hereby understood and agreed that MANAGER shall, after consulting with the Gaming Commission, have the sole responsibility, on behalf of the Tribal Gaming Operation, to hire, employ, direct, control and discharge all personnel performing regular services in and on the Site in connection with maintenance, operation, and management of the Tribal Gaming Operation, subject to the requirements of IGRA and, if enacted, the Compact. MANAGER shall indemnify and hold TRIBE harmless from any and all liability associated with the payment of federal and state withholding taxes for employees of the Tribal Gaming Operation.

          (C) Employee Background Checks. Background checks shall be conducted by TRIBE on each employee and job applicant pursuant to the terms of IGRA, the Ordinance and the Compact. If feasible, such check shall be conducted in advance of employment. Nonetheless, nothing herein shall prevent the hiring of a qualified applicant under a temporary license if allowed by the Compact, as enacted, pending such background check if immediate personnel requirements demand the same. MANAGER shall cooperate with TRIBE to expedite such checks. Expenses of background checks (including fees payable to the Commission pursuant to 25 C.F.R.
               Section 537.3), if occurring before the opening of the Tribal Gaming Operation to the public, shall be a Development Expense, and if occurring after the opening to the public, shall be an Operating Expense.

          (D) Hiring Preference; Reports. Preference in employ-ment of qualified persons shall be extended in the following order of priority: First, members of TRIBE; second, children and spouses of members of TRIBE; and third, Native Americans other than members of TRIBE; provided, that in no instance shall an Elected Official of TRIBE or a person who has been an Elected Official of Tribe during the preceding twelve months be hired or otherwise employed by MANAGER as an employee of the Tribal Gaming Operation. MANAGER shall provide the Tribal Gaming Commission annually, commencing with the first anniversary date of this Agreement, with a report showing the following information for the preceding twelve month period: total number of employees who worked that year, number of employees in each of the preference categories who worked that year, number of employees in the preference categories who worked in middle or upper management, number of employees hired that year, number of employees in each of the preference categories hired that year.

          (E) Employee Recruitment Plan. Throughout the term of this Agreement, MANAGER shall make active efforts to recruit, train and employ members of TRIBE, their spouses and their children, and to place such persons into middle and upper level management positions, provided that such recruitment efforts and training shall be a Development Expense, if incurred prior to the commencement of Gaming under this Agreement, and an Operating Expense, if incurred subsequent to the commencement of Gaming. MANAGER shall develop and present a written plan for recruitment to the Tribal Council and the Tribal Gaming Commission. Such recruitment plan shall require MANAGER to make continuing active efforts to recruit, train and employ members of TRIBE, their spouses and their children during the entire term of this Agreement.

          (F) Recruitment Training. As a recruitment measure, MANAGER shall hold employee training sessions for members of TRIBE, their children and their spouses prior to the commencement of Gaming operations and shall note such training on the trainees', applica-tions for employment. MANAGER shall notify TRIBE in advance of all employee training to be given after commencement of operations by the Tribal Gaming Operation, and shall permit any member of TRIBE, his spouse or his children who desires (but who is not ineligible for employment pursuant to
               Section 7.1(D) herein) employment at the Tribal Gaming Operation to attend employee training and to have the same noted on his employment application. All training required herein shall be a Development Expense, if incurred prior to the commencement of Gaming under this Agreement, and an Operating Expense, if incurred subsequent to the commencement of Gaming; provided that TRIBE shall make reasonable efforts to provide to the Tribal Gaming Operation any job training services or job training funding that it may have available for use in recruitment and training of Tribal Gaming Operation employees.

          (G) Employee Training. MANAGER shall provide initial training and periodic regular training for all Tribal Gaming Operation employees in compliance with the Compact. All training required herein shall be a Development Expense, if incurred prior to the commencement of Gaming under this Agreement, and an Operating Expense, if incurred subsequent to the commencement of Gaming; provided that TRIBE shall make reasonable efforts to provide to the Tribal Gaming Operation any job training services or job training funding which it may have available for use in recruitment and training of Tribal Gaming Operation employees.

          (H) Bonds for Employees in Positions of Trust. MANAGER may, from time to time, designate as positions of trust certain Tribal Gaming Operation personnel positions. Upon MANAGER'S designation of a personnel position as one of trust, MANAGER shall require the person holding such position to obtain a bond to assure the trust. The nature and amount of such bond shall be within the discretion of MANAGER and may, from time to time, be changed in nature and/or amount. The cost of such bonds shall be an Operating Expense.


     7.2 INTERFERENCE IN TRIBAL AFFAIRS. MANAGER, including any partner, employee, independent contractor, or agent of MANAGER, whether or not members of TRIBE, shall not, directly or indirectly, attempt to or unduly interfere with, or attempt to influence the internal affairs of TRIBE, its members or its government, including but not be limited to any attempt to influence the tribal election process, offer cash incentives, or make written or oral threats to the personal or financial status of any person, entity, or thing. Nothing contained herein shall be construed as preventing MANAGER from meeting with the Tribal Council, or TRIBE'S representatives with regard to the normal performance of MANAGER'S rights, duties and obligations as allowed or contemplated by this Agreement. This provision shall not inhibit the right of any member of TRIBE to vote in tribal elections.

     7.3 SECURITY. MANAGER shall be responsible for providing a security force consisting of security officers sufficient to reasonably assure the safety of the customers, personnel, monies and property of the Tribal Gaming Operation in accordance with a plan of safety and security to be developed by MANAGER in consultation with TRIBE. The costs of the security force provided by the Tribal Gaming Operation shall be an Operating Expense. Such security officers shall be employees of the Tribal Gaming Operation and shall report directly to the General Manager, in accordance with the plan of safety and security prepared by MANAGER and approved by the Tribal Gaming Commission. The security personnel shall cooperate with law enforcement officers of TRIBE and the State of Nebraska, and shall coordinate their activities with said officers when feasible. The costs of any state law enforcement officers, who are located on the Site to provide additional security to the Tribal Gaming Operation, if required by the Compact, shall be an Operating Expense; provided, however, that if tribal law enforcement officers undertake and assume the duties of and replace any such state officers under the provisions of the Compact, the costs of such tribal law enforcement officers, who shall be located on the Site, shall become an Operating Expense. All other increased costs and expenses, if any, including without limitation (i) the costs of any tribal law enforcement agency and/or officers or (ii) any public safety or other governmental services that TRIBE may incur as a result of the operation of the Tribal Gaming Operation, shall be neither an Operating Expense, nor a Development Expense, of the Tribal Gaming Operation, nor shall any such costs be passed on to MANAGER, directly or indirectly.

     7.4 COOPERATION BETWEEN SECURITY PERSONNEL AND LAW OFFICERS. Subject to the provisions of the Compact, MANAGER and TRIBE may develop mutually agreed upon policies and procedures related to security and law enforcement to ensure that the security personnel subject to MANAGER's control as set forth in Section 7.3 of this Agreement, the law enforcement officers subject to TRIBE's control, and the state law enforcement officers work together in a cooperative and coordinated manner.

     7.5 COMPLIANCE WITH TRIBAL AND FEDERAL LAW. The parties hereto agree to conduct gaming activities pursuant to this Agreement in accordance with the Ordinance, the Compact and IGRA.

     7.6 TAXES BY NON-TRIBAL GOVERNMENT. If any non-tribal government attempts to impose any possessory interest tax or other tax on either party to this Agreement regarding the Tribal Gaming Operation, the parties shall jointly resist such attempt through legal action. The costs of such action and the compensation of legal counsel shall be an Operating Expense of the Tribal Gaming Operation. If a court of competent jurisdiction finally determines that any such tax is legal, such tax shall be an Operating Expense of the Tribal Gaming Operation.

     7.7 COMMISSION FEES; SELF-REGULATION. TRIBE and MANAGER understand that Class II Gaming at the Tribal Gaming Operation is subject to a fee to be paid to the Commission pursuant to IGRA. TRIBE and MANAGER shall use their best efforts to establish regulation of the Tribal Gaming Operation by TRIBE in order that such fee is kept to a minimum. Such annual fee to the Commission shall be an Operating Expense of the Tribal Gaming Operation. The Tribal Gaming Operation's accounting procedures shall be maintained so as to allow the calculation of the Commission's annual fee.

     7.8 LEGAL REPRESENTATION OF TRIBAL GAMING OPERATION. MANAGER shall select and employ an attorney to represent the Tribal Gaming Operation in the general legal affairs of the Tribal Gaming Operation, and shall select and employ such other attorneys as are necessary to represent the Tribal Gaming Operation in any specific legal matters requiring specialized legal knowledge or expertise. Said attorney or attorneys shall be subject to review by the Tribal Gaming Commission and the approval of the Tribal Council, which approval shall not be unreasonably withheld, and shall be employed pursuant to written agreement executed by the authorized representative of each party. All legal fees, costs and expenses incurred pursuant to such attorney employment agreements shall be an Operating Expense. Nothing contained herein shall prevent either party from engaging an attorney to represent its separate interests arising from this Agreement at each party's separate expense.

     7.9 ADVERTISING. MANAGER shall have the responsibility to set a budget for advertising. MANAGER shall routinely advertise the Tribal Gaming Operation locally so that no more than two weeks at a time shall pass without some form of local advertising being placed before the public. In addition, MANAGER shall routinely advertise the Tribal Gaming Operation outside the said local area in a manner designed to increase Tribal Gaming Operation revenues. Advertising shall be considered an Operating Expense of the Tribal Gaming Operation included in the annual operating budget.

     7.10 DISPUTE RESOLUTION BETWEEN MANAGER AND CUSTOMERS. MAN-AGER shall have the responsibility to establish and implement procedures to resolve complaints received from any customer or member of the general public who is or claims to be adversely affected by any act or omission of the Tribal Gaming Operation. MANAGER shall receive and hear any such complaints and maintain complete records of any such complaint and the disposition thereof. Subsequent to the final disposition of any such complaint by the Tribal Gaming Operation, the customer or member of the public shall have any right provided by the Ordinance to have such complaint heard by the Tribal Gaming Commission. In conjunction with such action, MANAGER shall submit to the Tribal Gaming Commission the complete record of such complaint and disposition to be utilized by the Tribal Gaming Commission in its review and disposition thereof. In addition, MANAGER shall have the right to investigate any and all complaints and correct problems, if any, identified in complaints as determined by MANAGER.

     7.11 DISPUTE RESOLUTION BETWEEN MANAGER AND EMPLOYEES.
MANAGER shall have the responsibility to establish and implement procedures to resolve complaints or grievances received from any employee of the Tribal Gaming Operation who is or claims to be adversely affected by any act or omission of the Tribal Gaming operation. Subject to the specific provisions of the "Employee Grievance Procedure" to be developed by MANAGER, MANAGER shall receive and hear any such complaint or grievance and maintain complete records of any such complaint or grievance and the disposition thereof. Subsequent to the final disposition of any such complaint or grievance by the Tribal Gaming Operation, the employee of the Tribal Gaming Operation shall have any right provided by the Ordinance to have such complaint or grievance heard by the Tribal Gaming Commission. In conjunction with such action, MANAGER shall submit to the Tribal Gaming Commission the complete record of such complaint or grievance and the disposition thereof to be utilized by the Tribal Gaming Commission in its review and disposition thereof. In addition, MANAGER shall have the right to investigate any and all complaints or grievances and correct problems, if any, identified in such complaints or grievances as determined by MANAGER.

                 SECTION 8.  FINANCIAL OPERATIONS

     8.1 ANNUAL OPERATING AND CAPITAL BUDGETS.  Not less than sixty
(60) days prior to commencement of operations and not less than sixty (60) days prior to each year of the term of this Agreement, MANAGER shall prepare both (i) an annual operating budget for the Tribal Gaming Operation and (ii) an annual capital budget for the purpose of funding Capital Items for the Tribal Gaming Operation, and shall submit said budgets to the Tribal Council for approval. The approved annual budgets may be amended only upon the written consent of MANAGER and TRIBE. MANAGER, at its sole discretion, may increase the amount of any line item contained in an approved annual budget provided that the amount of such increase is entirely offset by a decrease in the amount of another line item of the approved budget. In addition, MANAGER may vary the amount of any individual line item contained in an approved annual operating budget by up to 10% provided that a written explanation is provided in advance to TRIBE. MANAGER may vary the amount of a line item by more than 10% of the amount of the approved budget only with the advance approval of TRIBE.

     If TRIBE and MANAGER cannot agree upon an annual budget, the parties agree to submit any disputed items to binding arbitration in accordance with Section 10.8. Pending a final determination of disputed items, the Tribal Gaming Operation shall continue operations based on an annual budget including all undisputed budget items as agreed upon and all disputed budget items in an amount equal to the amount included in the annual budget for the preceding year, as adjusted in an amount equal to the annual change in the consumer price index for the preceding year.

     8.2 [Intentionally Omitted].

     8.3 BANK ACCOUNTS. TRIBE and MANAGER shall select banks convenient to the location of the Facility for the deposit and maintenance of funds. All such depositories and the accounts therein shall be federally insured, and when possible, such accounts shall be interest-earning. TRIBE and MANAGER shall initially establish four (4) bank accounts, one for the Tribal Gaming Operation Revenue Account (the "Revenue Account"), one for the Tribal Gaming Operation Daily Expense Account (the "Daily Expense Account"), one for the Tribal Gaming Operation Payroll Account (the "Payroll Account") and one for the Tribal Gaming Operation Prize Account (the "Prize Account"). Each bank account shall be listed under the federal identification number for the Tribal Gaming Operation. MANAGER shall provide the designated representative of the Tribal Gaming Commission with a monthly report on all expenditures from the accounts. Said accounts shall be maintained in accordance with the following requirements:

          (A) Daily Expense Account. MANAGER shall establish the Daily Expense Account within ten (10) working days following the Effective Date of this Agreement. Such account shall be listed with the bank as held in trust for TRIBE by MANAGER as agent of TRIBE. Prior to the opening date of the Tribal Gaming Operation, MANAGER shall deposit sufficient funds (as determined by MANAGER) in the Daily Expense Account for initial preopening and development costs and expenses and make additional deposits as may be required from time to time, which shall be a Development Expense as specified in Section 6.1(B) herein. After the opening date of the Tribal Gaming Operation, MANAGER shall periodically deposit into the Daily Expense Account from the Revenue Account an amount sufficient to cover all Operating Expenses of the Tribal Gaming Operation, including prizes. MANAGER shall, consistent with and pursuant to the approved annual budget, have responsibility and authority for making all payments for Operating Expenses from the Daily Expense Account that MANAGER deems necessary and proper. MANAGER shall promptly pay said operation bills as they come due.

          (B)  Revenue Account.  MANAGER shall establish the
               Revenue Account no less than ten (10) working days before the opening date of the Tribal Gaming
               Operation.

               Distribution of Distributable Net Profits to TRIBE and MANAGER shall be made monthly from the Revenue
               Account in accordance with the provisions of
               Section 8.9 herein.

          (C) Payroll Account. MANAGER shall establish the Payroll Account within ten (10) working days following the Effective Date of this Agreement. Such account shall be listed with the bank as held in trust for TRIBE by MANAGER as agent of TRIBE. MANAGER shall periodically deposit into the Payroll Account funds from the Daily Expense Account. MANAGER shall, consistent with and pursuant to the approved annual budget, have responsibility and authority for making all necessary payments relating to payroll, including employment taxes, from the Payroll Account.

          (D) Prize Account. MANAGER shall establish the Prize Account no less than ten (10) working days prior to the opening date of the Tribal Gaming Operation. Such account shall be listed as held in trust for TRIBE by MANAGER as agent of TRIBE. MANAGER shall periodically deposit into the Prize Account from the Daily Expense Account an amount sufficient to cover payment of prizes. MANAGER shall have responsibility and authority for making all payments for prizes that MANAGER deems necessary and proper. A minimum balance shall be maintained in the Prize Account at all times for payment of prizes. A check shall be written from the Prize Account for the payment of each prize in excess of Five Thousand Dollars ($5,000).

          (E) Authorized Signatures. Payments from the Revenue Account, other than transfers by MANAGER to the Daily Expense Account, and payments from or checks drawn on the Daily Expense Account, the Payroll Account or the Prize Account in an amount greater than Ten Thousand Dollars ($10,000) or which are payable to MANAGER, shall require two (2) signatures as follows:

               (1) the signature of the designated representative of the Tribal Gaming Commission, and

               (2) the signature of the General Manager or other duly authorized representative of MANAGER.

               The signature of the General Manager or other authorized representative of MANAGER shall otherwise be required on checks or to authorize payment from the accounts of the Tribal Gaming Operation.

     If MANAGER determines additional bank accounts are necessary for operational purposes, MANAGER may establish such accounts with the consent of the Tribal Gaming Commission.

     8.4 PETTY CASH FUND. MANAGER is authorized to withdraw from time to time no more than Five Thousand Dollars ($5,000) per month from the Daily Expense Account for the establishment and maintenance of a petty cash fund to be used for miscellaneous small expenditures of the Tribal Gaming Operation, which shall be maintained at the Facility, provided that all petty cash funds used shall be properly receipted.

     8.5 CASH BANK. MANAGER is authorized to maintain a cash bank on the Tribal Gaming Operation premises for the purposes of day-to-day operations provided that such cash bank is adequately safeguarded from theft and embezzlement.

     8.6  CASH DISBURSEMENTS; COMPLIMENTARY SERVICES.

          (A) Cash Disbursements. MANAGER shall not make any cash disbursements from any Tribal Gaming Operation funds for any reason whatsoever, except for payments from the petty cash fund, the redemption of gaming chips of equal value and except for the payment of cash prizes in amounts less than Five Thousand Dollars ($5,000). Any and all other payments or disbursement by MANAGER shall be made by check drawn against the Daily Expense Account, the Payroll Account or the Prize Account. MANAGER shall have the obligation to promptly file any reports of gaming winnings and the names of winners that may be required by the Internal Revenue Service of the United States.

          (B) Complimentary Services. The Tribal Gaming Operation shall maintain a record of all complimentary services provided to patrons of the Facility or their guests, including either the full retail price of such service or item if the same service or item is normally offered for sale to patrons in the ordinary course of business at the Facility, or the cost of the service or item to the Tribal Gaming Operation if not offered for sale to patrons in the ordinary course of business. If the complimentary service or item is provided to a patron by a third party on behalf of the Tribal Gaming Operation, such service or item shall be recorded as an Operating Expense at the actual cost to the Tribal Gaming Operation of having the third party provide such service or item. If and to the extent required by the Compact, a log shall be available for inspection by the gaming agency of the State of Nebraska.

     8.7 DAILY DEPOSITS TO REVENUE ACCOUNT. MANAGER shall collect, receive, and receipt all gross sales, revenues, and any other proceeds connected with or arising from the operation of the Tribal Gaming Operation, the sale of all products, food and refreshments, and all other activities on the Site, and deposit them daily into the Revenue Account maintained jointly by the parties as soon as reasonably possible after the close of business for the day. All monies received by the Tribal Gaming Operation on each day it is open for business, less any amount necessary to restore the cash bank on the premises to its required amount, must be delivered daily to a bonded courier service for deposit in the bank by the bonded courier service prior to the close of the next banking day.

     8.8 DAILY REPORTS; WEEKLY REPORTS. MANAGER shall provide the designated representative of the Tribal Gaming Commission with a report following each day of gaming which contains, at a minimum, the total amount of "drop, hold and win" from the gaming operation and Concession revenue, the total amount deposited, and the total amount remaining in the cash bank. Further, within two (2) days following the previous week, MANAGER shall provide the designated representative of the Tribal Gaming Commission with a weekly report which contains, at a minimum, the same types of information set forth in the daily reports.

     8.9 COMPENSATION AND DEVELOPMENT LOAN PAYMENTS. In consideration of the performance of its duties by MANAGER as described herein, and in consideration of the contributions of TRIBE, the proceeds of the Tribal Gaming Operation shall be distributed in accordance with the following provisions:

          (A) Compensation. TRIBE shall receive seventy percent (70%) of the Distributable Net Revenues of the Tribal Gaming Operation. The MANAGER shall receive thirty percent (30%) of the Distributable Net Revenues of the Tribal Gaming Operation for the five-year period as its Management Fee.

          (B) Development Loan Payments. Interest on the Development Loan shall be paid as an Operating Expense of the Tribal Gaming Operation. Monthly payments of principal shall be paid from TRIBE's share of Distributable Net Revenues of the Tribal Gaming Operation before payment of any distribution pursuant to Section 8.9(A). If the TRIBE's share of Distributable Net Revenues is insufficient in any month to fund the principal payment then due the MANAGER will make up any shortfall from its share of Distributable Net Revenues. To the extent that MANAGER is required to make up any shortfall, MANAGER shall be entitled to recoup such funds, without interest, from the TRIBE's share of Distributable Net Revenues for subsequent periods, before payment of any distribution pursuant to
               Section 8.9(A), but not before payment of the Minimum Guaranteed Payment pursuant to Section 8.9(C).

          (C) Minimum Guaranteed Payment. Notwithstanding the provisions of Sections 8.9(A) and 8.9(B), MANAGER guarantees to TRIBE that if the amount of Distributable Net Revenues distributed to the TRIBE under Section 8.9(A) is less than the Minimum Guaranteed Payment in any month, MANAGER will make up any shortfall from its own funds, such that TRIBE shall never receive less than the Minimum Guaranteed Payment for any month from the operation of the Tribal Gaming Operation.

     8.10 REPORTS, PAYMENTS AND DISTRIBUTIONS. Within twenty (20) days after the end of each calendar month after the date on which the Tribal Gaming Operation opens to the public the following shall be completed:

          (A) MANAGER shall calculate and provide the TRIBE with written reports showing the Gross Receipts, Operating Expenses, Net Revenues, and Distributable Net Revenues, of the Tribal Gaming Operation for the preceding month, as provided in Section 8.9;

          (B) MANAGER shall provide any additional funds necessary to cover the Minimum Guaranteed Payment, as provided for in Section 8.9(C);

          (C) The Tribal Gaming Commission shall authorize the payments to the TRIBE and MANAGER, and the payment of the debt service on the Development Loan, as provided for in this Section 8.10; and

          (D) The payments provided for in this Section 8.10 shall be made from the Revenue Account. Payments to the TRIBE under this Agreement shall be submitted to the Tribal Treasurer, PONCA TRIBE OF NEBRASKA, P.O. Box 288, Niobrara, Nebraska 68760.

     8.11 ACCOUNTING AND BOOKS OF ACCOUNT.

          (A) Table Games Revenue. All revenue from table games shall be recorded on a shift by shift basis for each gaming table. MANAGER shall maintain such records and provide them to the designated representative of the Tribal Gaming Commission on a daily basis.

          (B) Bingo and Mini-Game Receipts. All revenue from bingo and related Class II games shall be recorded on a Session-by-Session basis. MANAGER shall maintain such records and provide them to the designated representative of the Tribal Gaming Commission on a daily basis. MANAGER shall maintain and provide TRIBE with an adequate accounting acceptable to TRIBE and MANAGER for income from Mini-Games pursuant to generally accepted accounting principles.

          (C) Cash Register Revenue Receipts. Receipt forms for all revenue from Concessions shall be based upon a cash register system. All transactions shall be recorded on a receipt given to the customer and on a duplicate tape or electronic storage media inside the cash register. The following information shall appear upon the receipt and duplicate tape or electronic storage media: the name of the Tribal Gaming Operation operating the activity; the date the transaction took place; the receipt number; the amount of money paid, or a description of other consideration paid for the opportunity to play.
               The cash register receipt rolls or electronic storage media maintained in the machine showing those transactions shall be retained with the records of the Tribal Gaming Operation for a period of not less than five (5) years.

          (D) Internal Revenue Service Reporting. MANAGER shall be responsible for compliance with the Internal Revenue Service Code of 1986, as amended, including Sections 1441, 3402(q), 6041 and 6050 I and Chapter 35 of such Code, requirements concerning the reporting and withholding of taxes with respect to the winnings from the Tribal Gaming Operation.

          (E) Tribe's Designated Agent Responsible for Financial Oversight. The Tribal Gaming Commission shall be responsible for oversight of compliance with this Agreement, and of MANAGER'S records, pursuant to the Ordinance and the Compact. MANAGER shall permit the Tribal Gaming Commission and its authorized representatives to have full, immediate and unrestricted access to the operations of the Tribal Gaming Operation, and the right to verify the daily gross revenue and income of the Tribal Gaming Operation, including without limitation the right to install, at TRIBE's sole expense, any additional electronic surveillance equipment and to employ personnel to operate such system and to take reports directly to the Tribal Gaming Commission, the right to attend all gaming activities, inspect the cash register receipt system, inspect inventory, be present when receipts are counted, and participate in all aspects of the operation for monitoring purposes.

          (F) Monthly Statements. MANAGER shall provide monthly statements to the Tribal Gaming Commission showing revenues and expenses of the gaming operation as attachments to the monthly payment to TRIBE, as required in section 8.10 herein.

          (G) Records. MANAGER shall maintain full and accurate books of account at its principal office. The books shall be kept on an accrual basis, and the records shall be prepared and maintained by using generally accepted accounting principles. The Tribal Gaming Commission and its authorized representatives shall have full, immediate and unrestricted access to, and the full, immediate and unrestricted right to inspect and examine all books and financial records concerning the Tribal Gaming Operation at all times.

          (H) Accounting Services. MANAGER, after consultation with the Tribal Gaming Commission, shall hire a certified public accounting firm to perform accounting services for the Tribal Gaming Operation, provided that the form and manner of maintenance of the books of account for the Tribal Gaming Operation are consistent with generally accepted accounting principles. Such accounting services shall be an Operating Expense.

          (I) Audit. An independent audit by a certified public accountant selected by TRIBE shall be performed annually, and shall meet the standards of 25 C.F.R.
               Section 571.12. Such audit costs shall be an Operating Expense. TRIBE, at its own expense, shall have the right at any time to secure an independent audit of the Tribal Gaming Operation. All contracts for supplies, services or concessions for a contract amount in excess of Twenty-five Thousand Dollars ($25,000) annually relating to such gaming shall be included within the scope of such independent audits.

          (J) Compact/Miscellaneous. The accounting, books of account and audits of the Tribal Gaming Operation shall conform to the requirements of the Compact. Further, MANAGER shall provide for the establishment and maintenance of satisfactory accounting systems and procedures, as required by 25 C.F.R. Section 531.1(c), that shall (i) include an adequate system of internal accounting controls;
               (ii) be susceptible to audit; (iii) permit the calculation and payment of the Management Fee and the Class II Gaming fee payable to the Commission, if any; and (iv) provide for the allocation of operating expenses among TRIBE, MANAGER and any other user of shared facilities.

     8.12 INSURANCE AND BONDS. MANAGER shall obtain public liability insurance in the amount of at least One Million Dollars ($1,000,000) per occurrence for all activities on the subject property. MANAGER shall also keep the buildings, improvements, and contents therein insured for their full replacement value against loss or damage by fire, with extended coverage endorsement to include robbery, theft, malicious mischief and vandalism coverage. The exact nature and extent of such coverage shall be jointly agreed upon by the parties. TRIBE and MANAGER shall be named as the insured in all policies to the extent of their interests and MANAGER shall supply written evidence of such coverage to TRIBE and to the Commission. The costs of said insurance shall be deemed a part of the operating Expenses of the Tribal Gaming Operation.

     8.13 SUBCONTRACTS; ASSIGNMENTS. MANAGER may, with the written consent of the Tribal Gaming Commission, subcontract with other businesses to provide non-gaming services directly related to the operation of the Tribal Gaming Operation; provided, however that no subcontract or assignment shall transfer or in any other manner, convey any interest in land or other real property. All vendors under such subcontracts shall comply with any applicable provisions of the Compact. This Agreement shall be assignable by MANAGER with the consent of TRIBE, subject to the approval of the Chairman pursuant to 25 C.F.R. Section 535.2.

     SECTION 9.  DISCLOSURES, REPRESENTATIONS AND WARRANTIES

     9.1 PROVISION OF INFORMATION TO THE COMMISSION AND THE STATE OF NEBRASKA. MANAGER agrees to provide all information required by IGRA, 25 U.S.C. Section 2711 and 25 C.F.R. Part 533, to TRIBE for transmission to the Secretary or his authorized representative, and/or the Chairman or his authorized representative as soon as practicable after the date of execution of this Agreement. MANAGER shall also provide all information as may be required from time to time by the Compact to the gaming agency of the State of Nebraska.

     9.2 DISCLOSURES REGARDING PERSONS HAVING DIRECT OR INDIRECT FINANCIAL INTEREST IN CONTRACT. MANAGER agrees that as soon as practicable after the execution date of this Agreement all persons having a direct or indirect financial interest in this Agreement, and all pertinent information regarding said persons, shall be listed in Exhibit A herein.

     9.3  APPROVAL OF CHANGE IN OPERATIONAL CONTROL OF MANAGER.
Any substantial change in the operational control of MANAGER, including any change in the ownership of MANAGER in which any person or entity not previously disclosed pursuant to Section 9.2 herein becomes a partner of MANAGER, shall be submitted as a modification of this Agreement for consent of TRIBE and the written approval the Chairman of the Commission under 25 C.F.R. Part 535. Approval of any such change in control or ownership of MANAGER must be preceded by a complete background investigation of such person or entity.

     9.4 FINANCIAL INTERESTS. MANAGER shall comply with the provisions of 25 C.F.R. Part 537, including without limitation requirements that the principals referenced in Section 9.2: (1) disclose as soon as practicable after the date of execution of this Agreement all sources of financial contribution to them and declare that they have not received any gifts, loans, investments or other funds for the purpose of investing in MANAGER'S agreement with TRIBE from any source that has not been named in said written disclosure; (2) declare that they have no management, financial or ownership interests other than the interests, if any, that have been disclosed in writing to TRIBE; and (3) declare that they have not been arrested, indicted for, convicted of, or pleaded nolo contendere to any felony, or had any association with individuals or entities connected with organized crime. For the purposes of this Section, any management, financial, or ownership interests that are set forth in a written document shall be considered "undisclosed" until a copy of such document is provided to TRIBE.

     9.5 BACKGROUND INVESTIGATIONS. MANAGER agrees that all Parties-in-Interest referenced in Section 9.2 herein shall be required to consent to background investigations to be conducted pursuant to the terms of IGRA, the Ordinance and the Compact. MANAGER shall require all Key Employees and Primary Management officials to submit to such investigations prior to permanent employment of said employees and shall ensure that TRIBE and the Commission or its duly authorized representative may inspect reports regarding said investigations. All other employees of the Tribal Gaming Operation shall also submit to such investigations pursuant to the applicable provisions of the Ordinance or Compact. MANAGER may hire any employee of the Tribal Gaming Operation before the conduct of required investigation, subject to the satisfactory completion of the investigation. MANAGER further agrees that all Persons-in-Interest listed in Exhibit A herein shall disclose any information requested by TRIBE that would facilitate in the background and financial investigations and will cooperate fully with such investigations.

     9.6 DISCLOSURE OF INFORMATION. Any false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of MANAGER or an employee of the Tribal Gaming operation shall result in the immediate dismissal of such employee. MANAGER agrees that whenever there is any material change in the information disclosed pursuant to this Agreement, MANAGER shall immediately notify the Tribal Gaming Commission of such change not later than thirty (30) days following MANAGER'S actual knowledge of such change.

     9.7 NO PAYMENT MADE. MANAGER hereby specifically represents that no payment whatsoever has been paid to any Elected Official of TRIBE or Relative of an Elected Official of TRIBE nor has promise of payment been made by MANAGER to any Elected Official of TRIBE or Relative of an Elected Official of TRIBE to secure, obtain or maintain this Agreement or any other privilege associated with this Agreement. No payments will be made in the future to such persons for the purpose of obtaining or maintaining this Agreement, or any other privilege associated herein.

     9.8 NO PARTY INTEREST. MANAGER hereby specifically represents that no person or entity having a direct or indirect financial interest in, or management responsibility for this Agreement is an Elected Official of TRIBE or Relative of an Elected Official of TRIBE. If any person or entity having a direct or indirect financial interest in, or management responsibility for this Agreement becomes an Elected Official of TRIBE or Relative of an Elected Official of TRIBE, said person shall immediately divest himself of his interest in this Agreement.

     9.9 BROKERS' OR FINDERS' FEES. No agent, broker or other person or entity acting on behalf of MANAGER or TRIBE, or under the authority of either party, is or shall be entitled to any commission, broker's or finder's fee from MANAGER or TRIBE in connection with any of the transactions contemplated by this Agreement.

     9.10 TRIBE'S REPRESENTATIONS AND WARRANTIES. TRIBE represents and warrants that:

          (A) Organization and Qualification. TRIBE is a federally recognized Indian tribe, recognized pursuant to the Ponca Restoration Act; that is a non-taxable entity for purposes of federal income taxation under the Code, with full power and authority to own its properties and to transact the business of the Tribal Gaming Operation contemplated hereby. The Tribal Gaming Operation is a wholly owned, unincorporated instrumentality of TRIBE.

          (B) Authority and Authorization. TRIBE has full corporate power and authority to execute, deliver and carry out the provisions of this Agreement and the Development Loan Agreements, to make the borrowing and to create the security interest in personal property provided for therein, and to perform its obligations under the Development Loan Agreements, and all such action has been duly and validly authorized by all necessary proceedings on its part.

          (C) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by TRIBE and constitutes a legal, valid and binding obligation of TRIBE enforceable in accordance with its terms, subject to IGRA and the rules promulgated thereunder and 25 U.S.C. Section 81, and the Development Loan Agreements, when duly and validly executed and delivered by TRIBE, will constitute legal, valid and binding agreements and obligations of TRIBE enforceable in accordance with their terms, subject to IGRA and the rules promulgated thereunder and 25 U.S.C. Section 81.

          (D) Authorizations and Filings. Except for the filing of financing statements in connection with the Development Loan Agreements and the approval of this Agreement, the Development Loan Agreements and any other collateral agreement (within the meaning of 25 C.F.R. Section 502.5) by the Chairman of the Commission, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any federal, state, tribal or local agency is or will be necessary or advisable in connection with the execution and delivery of the Development Loan Agreements by TRIBE, consummation by TRIBE of the transactions therein contemplated, or performance by TRIBE of or compliance by TRIBE with the terms and conditions hereof or thereof.

          (E) Absence of Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions therein contemplated nor performance of or compliance with the terms and conditions thereof will (a) violate any provision of TRIBE's Constitution, charter, by-laws or other organizational documents, the Ordinance or any law, including, without limitation, IGRA, the Compact (if and when enacted), or any order, rule or regulation of any court or governmental or tribal agency or body having jurisdiction over TRIBE, the Tribal Gaming Operation or any of their property;
               (b) result in the creation or imposition of any security interest upon any property (now owned or hereafter acquired) of TRIBE or the Tribal Gaming Operation, except for the security interests contemplated by this Agreement and created by the Development Loan Agreements; or (c) materially violate, conflict with, or result in any breach of any provision of any agreement, instrument or other contractual obligation of TRIBE.

          (F)  Accurate and Complete Disclosure.  No
               representation or warranty made by TRIBE in this Agreement or any other Development Loan Agreements and no statement made by TRIBE or the Tribal Gaming Operation in any financial statement, certificate, report, exhibit or document furnished by TRIBE or the Tribal Gaming Operation to MANAGER pursuant to or in connection with this Agreement or any Development Loan Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

     9.11 CONDITIONS TO DEVELOPMENT LOAN. The obligations of the parties to close the transactions contemplated hereby, and the obligation of MANAGER to provide financing for the Development Loan as provided in Section 6.1(C) hereunder, are subject to the accuracy in all material respects, as of the date hereof and each Closing Date, of the representations and warranties herein contained, to the performance by TRIBE of its obligations to be performed hereunder on or before such Closing Date and to the satisfaction of the following further conditions.

          (A)  Representations and Warranties.  The
               representations and warranties contained in Section
               9.10 and 9.12 hereof shall be true on and as of the date of this Agreement and as of each Closing Date with the same effect as if made on and as of such date, and on such dates no "Event of Default" and no "Potential Default" (as such terms may be defined in the Development Loan Agreements) shall have occurred and be continuing or exist or shall occur or exist after giving effect to disbursement of proceeds from the Development Loan with respect to such date.

          (B) Tribal Action. On the initial Closing Date, TRIBE shall deliver to MANAGER a certificate in form and substance satisfactory to MANAGER, dated the Closing Date, signed by a duly authorized officer of TRIBE, certifying as to (a) true copies of the Constitution and by-laws of TRIBE as in effect on such date, (b) true copies of all action taken by TRIBE relative to the Development Loan Agreements, including but not limited to that stated in Section 9.10(D) hereof, and (c) the names, true signatures and incumbency of the officer or officers of TRIBE authorized to execute and deliver the Development Loan Agreements (and MANAGER may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to MANAGER). Such certificate shall include a copy of the Ordinance and shall state, with respect thereto, that the copy of the Ordinance attached (i) is a true and correct copy of the Ordinance, (ii) is the sole ordinance of TRIBE within the meaning of Sections 2710(b)(1)(B) and 2710(d)(1)(A)(i) of IGRA which is presently in force governing the conduct of gaming activities on Tribal lands, (iii) is in full force and effect,
               (iv) except as set forth on such certificate, has not been amended, modified, supplemented or revoked, and (v) complies with Section 2710(d)(1)(A) of IGRA, except to the extent described by any attachments to said Certificate.

          (C)  Opinion of Counsel.  On the initial Closing Date,
               (i) MANAGER shall have received a favorable written opinion of Watkins and Scott, Lincoln, Nebraska, special counsel for TRIBE, dated the Closing Date and in form and substance satisfactory to MANAGER and its counsel and (ii) TRIBE shall have received a favorable written opinion of Brown, Todd & Heyburn PLLC, Louisville, Kentucky, counsel for MANAGER, in form and in substance satisfactory to TRIBE and its counsel, as to the matters set forth in Section 9.12 (A) and (B).

          (D) No Change of Law. No change shall have occurred after the date of execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of MANAGER or its counsel, would make it illegal for MANAGER to provide financing through the Development Loan.

          (E) Licenses and Permits. All appropriate action shall have been taken prior to the Closing Date in order to permit consummation of the transactions contemplated herein and all licenses, permits, waivers, exemptions, authorizations and approvals of the United States Government, any agency or instrumentality thereof (including the approvals required by 25 U.S.C. Section 81 and 25 U.S.C. 2711), required (or, in the opinion of MANAGER or its counsel, advisable) to be in effect on the Closing Date shall have been issued and shall be in full force and effect on such date, and copies thereof shall have been delivered to MANAGER; provided, however, that the conditions contained in this
               Section 9.11(E) shall not be a condition to MANAGER's obligation to provide financing for those Development Costs necessary for the submission of this Agreement, the Development Loan Documents, and any related collateral agreements for approval by the Commission pursuant to the IGRA, or to obtain any other such license, permit, waiver exemption, authorization or approval.

          (F) Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement, the Development Loan Agreements and any related agreement shall be in form and substance reasonably satisfactory to counsel for MANAGER and MANAGER shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance as to certification and otherwise, reasonably satisfactory to counsel for MANAGER, as MANAGER or counsel for MANAGER may reasonably request.

          (G) Financing. It is contemplated that one or more third parties may provide financing for the Development Loan. This Agreement, the Development Loan Agreements, and any related agreement contemplated hereby shall be in form and substance reasonably satisfactory to any party providing financing in connection with the Development Loan, subject to approval of the NIGC. MANAGER and TRIBE agree to make such changes to this Agreement as may be necessary to accomodate the reasonable requirements of third parties providing such financing.

          (H) TRIBE agrees that this Agreement is in compliance with 25 U.S.C. Section 81.

     9.12 MANAGER'S REPRESENTATIONS AND WARRANTIES. MANAGER represents and warrants that:


          (A) Organization and Qualification. MANAGER is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and lease its property and to conduct its business as it is now being conducted. MANAGER is a wholly owned subsidiary of Florida Gaming Corporation, a Delaware corporation.

          (B) Absence of Conflicts. Neither the execution and delivery of this Agreement nor consummation of the transactions contemplated herein nor performance of or compliance with the terms and conditions hereof by MANAGER will (a) violate any provision of MANAGER's certificate of incorporation, by-laws or other organizational documents, or any order, rule or regulation of any court or governmental agency applicable to MANAGER; or (b) materially violate, conflict with, or result in any breach of any provision of any agreement, instrument or other contractual obligation of MANAGER.

          (C) Financial Capacity. MANAGER has the resources and capability to provide financing for Development Expenses, Initial Working Capital, and MANAGER's other financial commitments provided in this Agreement.

      SECTION 10.  ENFORCEMENT AND TERMINATION OF AGREEMENT

     10.1 NOTICE. To be effective, all notices, consents, agreements or other communications required or permitted hereunder shall be in writing. A written notice or other communication shall be deemed to have been given hereunder (i) if delivered by hand, when the notifying party delivers such notice or other communication to all other parties to this Agreement, (ii) if delivered by facsimile or overnight delivery service, on the first business day following the date such notice or other communication is transmitted by telecopier or timely delivered to the overnight courier, or (iii) if delivered by mail, on the third business day following the date such notice or other communication is deposited in the U.S. mail by certified or registered mail addressed to the other party. Mailed or telecopied communications shall be directed as follows unless written notice of a change of address or facsimile number has been given in writing in accordance with this
Section:

If to the MANAGER:       Ponca Management, Inc.
                         1750 South Kings Highway
                         Fort Pierce, FL 34945-3099
                         ATTN: W. Bennett Collett
                               Chairman and Chief Executive
                                 Officer
                         Facsimile No.: (407)464-0099

With a copy to:          R. James Straus
                         Brown, Todd & Heyburn PLLC
                         3200 Providian Center
                         Louisville, KY 40202-3363
                         Facsimile No.: (502)581-1087

If to TRIBE:             Ponca Tribe of Nebraska
                         P. O. Box 288
                         Niobrara, NE 68760
                         ATTN:  Chairman of Tribal Council
                         Facsimile No.: (402)857-3736

With a copy to:          Brian R. Watkins
                         Watkins & Scott
                         1115 K Street, Suite 104
                         Lincoln, NE 68508
                         Facsimile No.: (402)474-3330

     10.2 EXPIRATION OF TERM. The term of this Agreement shall expire upon the date five (5) years after the commencement of Class II and Class III Gaming at the permanent Facility of the Tribal Gaming Operation, unless mutually extended pursuant to Section 5.2.

     10.3 VOLUNTARY TERMINATION OF AGREEMENT. This Agreement may be terminated upon mutual written consent of both parties.

     10.4 TERMINATION DUE TO MATERIAL BREACH. Either party may terminate this Agreement, following the provisions for notice of cure required in Section 10.5 herein, if the other party commits, or allows to be committed, any material breach of this Agreement. Notice of the termination shall be provided by TRIBE to the Chairman of the Commission within ten (10) days after termination. Material breach of this Agreement shall include, but not be limited to, the following:

          (A) Subject to the provisions of Sections 10.5 and 10.9, breach of warranty or failure of either party to perform any material duty or obligation for a period of thirty (30) consecutive business days after the required date of performance as set forth by the terms of this Agreement;

          (B) The conviction of any person or entity having a direct financial interest in, or management responsibility for this Agreement of any felony, or any crime involving any aspect of the gaming operation or involving a gaming law violation, or of any crime involving moral turpitude, by a court of competent jurisdiction provided, however that the conviction of any such person or entity shall not constitute a material breach of this Agreement if the financial interest or management responsibility of such person or entity is terminated within ten (10) days of conviction;

          (C) The dissolution, insolvency or bankruptcy of MANAGER;

          (D) A final unappealable decision by the Commission of any material violation of IGRA;

          (E) Revocation of or refusal to renew any license which may hereafter be required by TRIBE pursuant to applicable tribal law in effect at the time of issuance or renewal of the license, provided that such revocation or refusal to renew license shall be for cause. TRIBE shall not unreasonably seek such revocation and shall not unreasonably refuse to renew license, and shall provide MANAGER with due process at every phase of any proceeding relating to revocation of license or refusal to renew license; and

          (F) Revocation of or refusal to renew any license that may hereafter be required by the State of Nebraska, if required, under the terms of the Compact, provided that such revocation or refusal to renew license shall be for cause.

     10.5 NOTICE PRIOR TO TERMINATION FOR MATERIAL BREACH. Neither party may terminate this Agreement on the grounds of a material breach unless (i) written notice is provided by the nondefaulting party to the alleged defaulting party identifying the nature of the material breach and its intention to terminate this Agreement, and
(ii) the defaulting party fails to cure or take steps to substantially cure such breach within thirty (30) days after receipt of such notice. Discontinuance or substantial correction of the material breach within such thirty (30) day notice period shall constitute a cure thereof.

     10.6 TERMINATION OR EXPIRATION OF AGREEMENT; DISPOSITION OF PROPERTY RECORDS, DISTRIBUTABLE NET REVENUES. Upon the expiration of the term of this Agreement, or if this Agreement is terminated or the Tribal Gaming Operation ceases operations before the expiration of the term of this Agreement or is ordered to cease operations by a court of competent jurisdiction, all funds contained in the Daily Expense Account, the Payroll Account and the Prize Account shall be transferred into the Revenue Account, and all financial records, including financial reports, lists of inventory, bank statements, canceled checks, prize receipts, and all other financial records required to be kept by MANAGER pursuant to this Agreement shall be immediately placed in the possession of TRIBE. Following an audit of the Tribal Gaming Operation by an independent certified public accountant, and satisfaction by TRIBE and MANAGER that all operating Expenses and Development Expenses, plus interest, for the Tribal Gaming operation have been paid, TRIBE shall distribute to MANAGER the remaining Distributable Net Profits accrued as of the date of the cessation of operations payable to MANAGER in accordance with the provisions of this Agreement. The terms and conditions contained in this Section shall survive any termination of this Agreement.

     10.7 TERMINATION FOR CAUSE: RETURN OF MANAGER'S FINANCIAL CONTRIBUTIONS. If this Agreement is terminated for cause due to the fault of either party and any outstanding principal of, plus interest payable on, the Development Loan has not been repaid by TRIBE pursuant to Section 8.9(B) of this Agreement, TRIBE shall make monthly payments in such amounts and as otherwise provided in the Development Loan Agreements from TRIBE's share of "net revenues" (as defined by IGRA and the regulations thereunder) and non-gaming related net revenues from the Tribal Gaming Operation, if any, until the outstanding principal balance of, and interest payable on the Development Loan has been repaid in full. The terms and conditions contained in this Section shall survive any termination of this Agreement.

     10.8 RESOLUTION OF DISPUTES: LIMITED WAIVER OF SOVEREIGN
IMMUNITY. TRIBE does not waive its sovereign immunity from uncontested suit in connection with tribal affairs except as provided in this Section 10.8.

          (A) Arbitration. Any controversy or claim arising out of or relating to this Agreement or that relates to or affects in any way the ability of MANAGER to engage in gaming under this Agreement, whether sounding in contract, tort, or otherwise, including without limitation claims asserting the breach or invalidity of this Agreement, or arising under any laws, ordinances, regulations, licensing procedures or enactments of any sort by TRIBE, the Tribal Gaming Commission or any other agency of TRIBE, or seeking review of or appeal from any decision by any such Tribal agency, and which cannot be resolved by the parties in good faith, shall be adjudicated exclusively by binding arbitration conducted by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the AAA then in effect. The arbitration shall take place in Omaha, Nebraska, or such other place as the parties may agree. In any arbitration proceeding, each party shall appoint an arbitrator within ten (10) days of the commencement of the arbitration and the two arbitrators shall mutually appoint a third arbitrator within ten (10) days of their appointment. If either party fails or refuses to appoint an arbitrator, the arbitrator appointed by the other party shall be the sole arbitrator. If the two arbitrators are unable to agree on the appointment of a third arbitrator within ten (10) days, the third arbitrator will be appointed by the AAA's Omaha office. The decision of a majority of the members of the arbitration panel shall be final, binding, and unappealable. The costs of the arbitration shall be borne equally by the parties, unless the arbitration panel rules otherwise.

          (B) Judicial Enforcement of Arbitration Decision; Waiver of Immunity and Consent to Suit. An arbitration decision rendered under Section 10.8(A) may be enforced through appropriate judicial proceedings brought before any federal court that has jurisdiction over the subject matter and parties or in the event that a federal court fails to exercise jurisdiction before the appropriate state court. In accordance with the provisions of the resolution of the Tribal Council, dated August 21, 1995, TRIBE does not waive its sovereign immunity (and any defense based thereon) from any suit, action or proceeding in any forum, except as required to enforce any arbitration decision rendered under Section 10.8(A), including any legal process (whether through service of notice, attachment prior to the judgment, attachment in aid of execution, execution, exercise of contempt powers or otherwise), with respect to this Agreement, the Development Loan Agreements, or any of the agreements or transactions contemplated hereby or thereby, and MANAGER with respect thereto shall have all available legal and equitable remedies, including, without limitation, the right of MANAGER to specific performance, money damages and/or injunctive and declaratory relief and TRIBE expressly consents to the exercise of jurisdiction over such action and over TRIBE and to the extent permitted by federal law, by the Federal District Court for the District of Nebraska or in the event said courts fail to exercise jurisdiction by court of general jurisdiction.

          (C)  Personal Jurisdiction and Service of Process.
               TRIBE and MANAGER hereby irrevocably consent to personal jurisdiction and venue in any Federal Court sitting in the State of Nebraska. In the event that said federal court fails to exercise jurisdiction, and only in that event, the parties agree to submit and consent to personal jurisdiction of venue and any court of general jurisdiction, and hereby waive any claim either may have that such court is an inconvenient forum for the purposes of any suit, action or other proceeding arising out of this Agreement, the Development Loan Agreements, or any of the agreements or transactions contemplated hereby or thereby, including any action or proceeding to enforce any arbitration decision rendered under
               Section 10.8(A), which is brought against TRIBE or by TRIBE against MANAGER, as the case may be, and hereby agree that all claims in respect of any such suit, action or proceeding may be heard or determined in any such court; and TRIBE and MANAGER each further consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to TRIBE or MANAGER at its address set forth herein for the giving of notices, such service to become effective ten days after such mailing.

          (D) Damages. Any award of money damages in connection with a claim arising pursuant to this Agreement shall be payable solely from the assets and revenues from the Tribal Gaming Operation and not from any other source or any other asset or revenue of TRIBE.

          (E) Survival. The waivers contained in this Section shall survive any termination of this Agreement.

          (F)  This space left blank intentionally.

     10.9 MUTUAL INDEMNIFICATION.

          (A) By TRIBE. TRIBE shall indemnify and hold MANAGER harmless from and against, and shall promptly pay to MANAGER the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) incurred by MANAGER after the date of this Agreement as a result of (i) any material inaccuracy in any representation or warranty or any breach by TRIBE of any covenant or agreement of TRIBE contained in this Agreement, or (ii) any third Person claim (as defined in Section 10.9(c) below) arising from the execution of this Agreement.

          (B) By MANAGER. MANAGER shall indemnify and hold TRIBE harmless from and against, and shall promptly pay to TRIBE the full amount of, any loss, claim, damage, liability or expense (including reasonable attorneys' fees) incurred by TRIBE after the date of this Agreement as a result of any material inaccuracy in any representation or warranty or any breach by MANAGER of any covenant or agreement of MANAGER contained in this Agreement.

          (C) Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement or a Party-in-Interest hereunder (a "third Person") or the commencement of any action or proceeding by a third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to this Section 10.9 (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party's obligation hereunder shall be reduced to the extent that its rights were impaired by the Indemnified Party's failure to give such notice to the Indemnifying Party within seven days of the Indemnified Party's first having notice or knowledge of a claim. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying
               Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information and access to personnel reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified
               Party shall have the right to participate in any matter through counsel of its own choosing at its own expense; provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying
               Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying diligently pursues such defense, the Indemnified Party shall not be liable for any additional legal expenses incurred by the Indemnifying Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnifying Party desires to accept a final and complete settlement of any such third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such third Person claim shall be limited to the amount so offered in settlement by said third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, without the consent of the Indemnifying
               Party, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith. Except as above provided, under no circumstances shall the Indemnified Party settle any third Person claim without the written consent of the Indemnifying Party, which consent shall not be reasonably withheld.

          (D) Settlement of Claims. At any time and from time to time, a party entitled to indemnification under this Section 10.9 (an "Indemnified Party") may give to the party from whom it seeks such indemnification (an "Indemnifying Party") notice of a claim for indemnification (a "Claim") setting forth the amount of the Claim, the provisions of this Agreement upon which the Indemnified Party bases its Claim, and a brief description of the facts and circumstances which the Indemnified Party asserts give rise to the Claim. If the Indemnified Party does not, within fifteen (15) days of its giving notice of a Claim, receive notice from the Indemnifying Party (a "Reply") reasonably objecting to all or a part of the Claim and setting forth a satisfactory description of the facts, circumstances and reasons upon which the objection is based, or if such a Reply is withdrawn by the Indemnifying Party or the individual making the Reply, then the Indemnifying Party shall promptly pay the Indemnified party an amount equal to the amount claimed, or the amount of any part of a Claim with respect to which the Indemnified Party has received no objection in a Reply. Any such partial payment shall in no way limit or adversely affect any other right, power or remedy that an Indemnified Party may have.

     10.10 FORCE  MAJEURE: INTERRUPTION OR  FRUSTRATION  OF
PURPOSE OF THIS AGREEMENT.

          (A) Force Majeure. Neither TRIBE nor MANAGER shall be considered in default or in breach of any terms or conditions of this Agreement in the event performance of one or both of such parties' obligations hereunder is delayed because of an unforeseeable cause beyond the parties' control and without the parties' fault and/or negligence, including, but not limited to, acts of God, earthquakes, weather, war, riots, acts of a public enemy, acts of the federal government, acts of the state government, acts of another party, fines, floods, epidemics, strikes, or for delays of any suppliers due to such causes. If any such delay occurs at any time, the completion or delivery under this Agreement shall be extended for the period of such delay upon written notice from the party seeking the extension to the other party.

          (B) Interruption or Frustration of Purpose of this Agreement. If any governmental entity by means of police, judicial, legislative or administrative action, whether federal, state, county, municipal or tribal, or any group of individuals through the use of force or physical intimidation effectively inhibit regularly scheduled gaming activities from proceeding on a reoccurring basis, MANAGER may, in its judgment, suspend the performance of its obligations hereunder for such time as the Tribal Gaming Operation is so prevented from operating.
               If the Tribal Gaming Operation is not permitted to operate for any period of time exceeding fourteen
               (14) days, then no payment whatsoever shall be made to TRIBE or MANAGER from the Net Revenues. If such interruption, which in the opinion of either party hereto, effectively prevents the Tribal Gaming Operation from regularly engaging in the business intended hereunder, it is agreed that legal counsel shall be engaged, the selection of which shall be jointly agreed upon by TRIBE and MANAGER (such cost and expense for counsel shall be deemed an operating Expense of the Tribal Gaming Operation) to defend the interests of MANAGER and TRIBE.

     If at any time during the term of this Agreement such counsel advises that, in its legal opinion, neither TRIBE nor MANAGER is likely to prevail in legal proceedings or it is impractical to continue the venture as contemplated hereunder, the purpose of this Agreement shall be deemed to be frustrated. If, at the time such decision is made, the premises for Tribal Gaming Operation have been partially completed or substantial monies as have been committed or expended in anticipation of construction, TRIBE and MANAGER hereby covenant and agree to modify this Agreement and the use of Site to convert the Tribal Gaming Operation into another economic enterprise, of a nature suitable to MANAGER and not inconsistent with TRIBE'S known social, cultural and economic needs in order to recoup Development Expenses, plus interest, in accordance with the percentages to be negotiated between TRIBE and MANAGER for the balance of the term of this Agreement or as per the agreement of the parties hereto.

     The preceding paragraph shall not constitute a transfer or assignment of any present interest in land to MANAGER, nor shall it be considered an alienation of the ownership interest of TRIBE.

     10.11  COMPLIANCE WITH 25 U.S.C. Section 81.

          (A) In compliance with 25 U.S.C. Section 81, the residence and occupation of the Parties-in-Interest are stated on Exhibit A. The residence and occupation of TRIBE are as follows:

               Party-in-Interest: Ponca Tribe of Nebraska
               Residence:
               Occupation: Federally recognized Indian tribe.

          (B)  Scope of Authority:

               The Chairman of the Tribal Council of TRIBE is authorized to execute this Agreement by resolution of the Tribal Council of TRIBE, said resolution adopted at a Tribal Council meeting at Niobrara, Nebraska on August 21, 1995. The Chairman of the Tribal Council exercises his authority in this instance because he believes that the Agreement is in the best interests of TRIBE.

          (C)  This Agreement was executed by TRIBE on August 21,
               1995, at Niobrara, Nebraska for the particular purposes set forth above, and by MANAGER on August 28, 1995, at New Albany, Indiana for the particular purposes set forth above.

          (D) This Agreement shall expire on or before January 1, 2006.


            SECTION 11.  EFFECTIVE DATE: MISCELLANEOUS

     11.1 EFFECTIVE DATE. This Agreement shall be effective and binding as of date of the approval of this Agreement by the Chairman of the Commission, as provided by 25 C.F.R. Section 533.1(n).

     11.2 CONSENT. Whenever the consent of a party shall be required to be obtained by the other party under any provision of this Agreement, such consent shall not be unreasonably withheld.

     11.3 INTEGRATION. This Agreement embodies the entire agreement and understanding among the parties hereto relating to the subject matter hereof and supersedes all prior agreements, understandings, representations, and discussions.

     11.4 AMENDMENT. TRIBE and MANAGER shall not amend, modify, or waive any provision of this Agreement without the written consent of both parties unless expressly permitted under the terms of this Agreement.

     11.5 SEVERABILITY. If any one or more of the provisions contained in this Agreement, or any application hereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

     11.6 GOVERNING LAW. This Agreement shall be governed by the laws of the United States of America, and where such laws are nonexistent or inapplicable, the laws of the State of Nebraska. This Section 11.6 does not grant jurisidiction to the State of Nebraska over tribal affairs.

     11.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     11.8 SURVIVAL.  The terms and conditions contained in Sections
11.1 through 11.8 shall survive any termination of this Agreement.

     TRIBE represents and warrants that the terms and conditions of this Agreement shall become binding and enforceable upon TRIBE upon the execution of this Agreement by the Chairman of the Tribal Council, subject to the approval of the Chairman of the Commission.

                              PONCA TRIBE OF NEBRASKA



                              By:_____________________________________
                                 Fred LeRoy, Chairman of the Council



                              PONCA MANAGEMENT, INC.


                              By:_____________________________________
                                 W. Bennett Collett
                                  Chairman and Chief Executive Officer